EXHIBIT 99.1




              ECHO BAY ANNOUNCES NEW BANK FACILITY ARRANGEMENTS

Edmonton, Alberta - Friday, October 5, 2001 - Echo Bay Mines Ltd. (Amex and TSE:
ECO) announced today that it has made interim arrangements with one of its syndicated bankers to establish a new revolving and letter of credit facility for up to US$21 million. Concurrently, the company has drawn on the facility to repay its syndicated bank debt of US$17 million.

Echo Bay mines gold and silver in North America. The primary markets for its common shares are the American and Toronto stock exchanges.


Contact:    Tom Yip, Vice President and Chief Financial Officer - 303-714-8720

            www.echobay.com
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